Exhibit 99.4

Letter to Beneficial Holders Regarding the Offer to Exchange

Any and All Outstanding 6.875% Senior Secured Notes due 2020

of

LIBBEY GLASS INC.

Pursuant to the Prospectus dated                     , 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED (THE “EXPIRATION DATE”).

                    , 2012

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2012, of Libbey Glass Inc., a Delaware corporation (“Libbey Glass” or the “Issuer”) and a letter of transmittal, that together constitute the Issuer’s offer to exchange up to $450,000,000 aggregate principal amount of its 6.875% Senior Secured Notes due 2020 (the “Exchange Notes”), all of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 6.875% Senior Secured Notes due 2020 (the “Outstanding Notes”) (of which $450,000,000 aggregate principal amount is outstanding). The exchange offer is being made in order to satisfy certain obligations of Libbey Glass and the guarantors of the Outstanding Notes contained in the Registration Rights Agreement, dated May 18, 2012, by and among Libbey Glass, the guarantors referred to therein and the initial purchasers referred to therein.

The materials relating to the exchange offer are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read carefully the prospectus and the letter of transmittal and other material provided herewith before instructing us to tender your Outstanding Notes. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the exchange offer.

Your attention is directed to the following:

1. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended (the “Expiration Date”). Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 5:00 p.m. New York City time, on the Expiration Date.

2. The Outstanding Notes will be exchanged for the Exchange Notes at the rate of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes validly tendered and not validly withdrawn prior to the Expiration Date (with a minimum principal amount of $2,000). The Exchange Notes will bear interest from the most recent interest payment date to which interest has been paid on the Outstanding Notes or, if no interest has been paid, from May 18, 2012. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act, and will not bear any legend restricting their transfer and holders of the Exchange Notes will not be entitled to certain registration rights.

3. Notwithstanding any other term of the exchange offer, the Issuer may terminate or amend the exchange offer as provided in the prospectus and will not be required to accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes.

4. Any transfer taxes applicable to the exchange of the Outstanding Notes pursuant to the exchange offer will be paid by the Issuer, except as otherwise provided in the prospectus and in Instruction 7 of the letter of transmittal.

5. Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission, the Issuer believes that Exchange Notes issued pursuant to the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder:

(a) is acquiring Exchange Notes in its ordinary course of business;

(b) is not engaging in and does not intend to engage in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(c) is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(d) is not an “affiliate” of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act; and

(e) the holder is not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, holders must represent to the Issuer that each of these statements is true. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing and returning to us the form entitled “Instruction to Registered Holders and DTC Participants From Beneficial Owner” that appears below. An envelope to return your instructions is enclosed. If you authorize a tender of your Outstanding Notes, the entire principal amount of Outstanding Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

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Instruction to Registered Holders and

DTC Participants

From Beneficial Owner of

6.875% Senior Secured Notes due 2020

of

LIBBEY GLASS INC.

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2012, of Libbey Glass Inc., a Delaware corporation (“Libbey Glass” or the “Issuer”), and the letter of transmittal, that together constitute the Issuer’s offer to exchange up to $450,000,000 aggregate principal amount of its 6.875% Senior Secured Notes due 2015 (the “Exchange Notes”), all of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 6.875% Senior Secured Notes due 2020 (the “Outstanding Notes”) (of which $450,000,000 aggregate principal amount is outstanding).

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                 of 6.875% Senior Secured Notes due 2020.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof):

$                 of 6.875% Senior Secured Notes due 2020.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

•	the undersigned is not engaging in and does not intend to engage in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	the undersigned does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes;

•	the undersigned is not an “affiliate” of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

•

the undersigned and each beneficial owner understands that a secondary resale transaction described in the previous bullet point and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

•

if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

•	to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and

•	to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of Outstanding Notes.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, the Issuer will acquire good, marketable and unencumbered title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

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SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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